Exhibit 99.1

Contact:
Media Relations	Investor Relations
Scott Cianciulli / Sharon Oh Brainerd Communicators	Heather Ferrante ViaSat Inc.
212.986.6667	760-476-2633
cianciulli@braincomm.com
oh@braincomm.com

ViaSat Announces Selection of CFO

Carlsbad, Calif. – April 4, 2013 – Bruce Dirks has agreed to join ViaSat Inc. (NASDAQ: VSAT) as Chief Financial Officer. Shawn Duffy, who has served as interim CFO since August 2012, will continue in her position as Vice President, Chief Accounting Officer and Corporate Controller of the company.

Mr. Dirks has served as a portfolio manager at Fidelity Management & Research Company since 2000. Prior to joining Fidelity, Mr. Dirks was vice president – Investments at TRW Investment Management Company from 1993 to 2000. Mr. Dirks began his career at Raytheon Company as a financial analyst and also worked on the corporate finance team at General Dynamics Corporation. Mr. Dirks earned a B.A. in Economics from Amherst College and an M.B.A. from the University of Chicago.

“We expect Bruce to be a great addition to our team and we would like to thank Shawn for her extraordinary contributions as interim CFO,” said Mark Dankberg, ViaSat chairman and CEO. “Bruce’s experience will be very complementary to our management team.”

Safe Harbor Statement

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all; risks associated with the construction, launch and operation of our satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; negative audits by the U.S. government; continued turmoil in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; our ability to successfully develop, introduce and sell new technologies, products and services; reduced demand for products as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

About ViaSat (www.viasat.com)

ViaSat delivers fast, secure communications, Internet, and network access to virtually any location for consumers, governments, enterprise, and the military. The company offers fixed and mobile satellite network services including Exede by ViaSat, which features ViaSat-1, the world’s highest capacity satellite; service to more than 1,750 mobile platforms, including Yonder® Ku-band mobile Internet; satellite broadband networking systems; and network-centric military communication systems and cyber security products for the U.S. and allied governments. ViaSat also offers communication system design and a number of complementary products and technologies. Based in Carlsbad, California, ViaSat employs over 2,500 people in a number of locations worldwide for technology development, customer service, and network operations.

Exede and Yonder are registered trademarks of ViaSat Inc.

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